UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

Strategic Storage Trust II, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-190983

MD	46-1722812
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As reported earlier, on August 14, 2014, Strategic Storage Trust II, Inc. (the “Registrant”), through 26 wholly-owned subsidiaries of its operating partnership, Strategic Storage Operating Partnership II, L.P. (the “Operating Partnership”), executed 26 partial assignments of the purchase and sale agreement originally executed by a subsidiary of the Registrant’s sponsor on July 9, 2014, with unaffiliated third parties (the “26 Property Purchase Agreement”) for the acquisition of a portfolio of 26 self storage facilities (the “26 Property Portfolio”). The 26 Property Portfolio consists of 14 self storage facilities located in California; four self storage facilities located in Michigan; three self storage facilities located in Colorado; two self storage facilities located in Illinois and one self storage facility located in each of New Jersey, Washington and Maryland. The aggregate purchase price for the 26 Property Portfolio is approximately $128.2 million, plus closing costs and acquisition fees. As reported earlier, on January 23, 2015, the Registrant closed on the purchase of the first phase (the “First Phase”) of the 26 Property Portfolio which consisted of seven self storage facilities for approximately $25.9 million, plus closing costs and acquisition fees.

On January 29, 2015, the Registrant closed on five self storage facilities located in California and Colorado representing the second phase (the “Second Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $28.4 million, plus closing costs and acquisition fees, which was funded with a combination of proceeds from an issuance of Series A Cumulative Redeemable Preferred Units (the “Preferred Units”) in the Operating Partnership, as described further below, and a draw of approximately $16.4 million under the KeyBank Facility, as described further below. The Registrant incurred acquisition fees of approximately $496,000 in connection with the Second Phase of the acquisition of the 26 Property Portfolio. The five properties acquired in the Second Phase consist of approximately 3,420 units and approximately 332,600 net rentable square feet of storage space. The average physical occupancy of the five properties acquired in the Second Phase was approximately 86% as of December 31, 2014.

On January 21, 2015, SSTI Preferred Investor, LLC (the “SSTI Preferred Investor”) invested approximately $24.1 million in the Operating Partnership (the “Preferred Equity Investment”) and the SSTI Preferred Investor received approximately 960,000 Preferred Units in the Operating Partnership. The Registrant used approximately $12.0 million of the proceeds from the Preferred Equity Investment in connection with the acquisition of the Second Phase of the 26 Property Portfolio, approximately $10.6 million in proceeds in connection with the closing of the First Phase of the 26 Property Portfolio and the remaining $1.5 million in proceeds will be used in connection with closing the remaining phases of the 26 Property Portfolio. The issuance of the Preferred Units are governed by the Series A Cumulative Redeemable Preferred Unit Purchase Agreement and Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, each as described earlier in the Form 8-K filed by the Registrant on November 6, 2014.

In order to finance a portion of the Second Phase of the 26 Property Portfolio, the Registrant borrowed approximately $16.4 million under the KeyBank Facility. The KeyBank Facility and the terms of the KeyBank Credit Agreement are described in the Form 8-K filed by the Registrant on January 26, 2015. The amount drawn was in the form of a Eurodollar Loan under the KeyBank Credit Agreement which will bear interest at approximately 3.4%. Pursuant to joinder agreements by the five special purpose entities wholly-owned by the Operating Partnership (the “Property SPEs”) in favor of KeyBank as administrative agent, the five properties acquired under the Second Phase now serve as additional collateral under the KeyBank Credit Agreement and the Property SPEs now serve as additional borrowers.

A summary of the properties acquired in the Second Phase of the 26 Property Portfolio is as follows:

Property	Address	Purchase Price	Year Built	Approx. Sq. Ft. (net)	Approx. Units	Physical Occupancy(1)
Lancaster — CA	43745 N. Sierra Hwy, Lancaster, CA 93534	$1,760,000	1980	64,700	700	74%

Upland — CA	1571 W Foothill Blvd, Upland, CA 91786	$6,230,000	1979	56,500	610	90%

Vallejo CA	1401 Enterprise St, Vallejo, CA 94589	$5,240,000	1981	54,400	510	90%

Federal Heights — CO	8920 Federal Blvd, Federal Heights, CO 80221	$4,700,000	1983	40,600	450	88%

Santa Rosa CA	3937 Santa Rosa Ave, Santa Rosa, CA 95407	$10,420,000	1979- 1981	116,400	1,150	89%

TOTAL		$28,350,000		332,600	3,420

(1)	Represents the occupied square feet divided by total rentable square feet as of December 31, 2014.

Strategic Storage Property Management II, LLC, an indirect subsidiary of SmartStop Self Storage, Inc., the sponsor of the Registrant, will manage the five properties acquired in the Second Phase of the 26 Property Portfolio and will be paid a one-time fee of $3,750 for each of the five properties. In addition, Strategic Storage Property Management II, LLC will be paid management fees in an amount equal to 6% of the gross monthly revenues collected from the five properties.

The Registrant expects the acquisitions of the remaining 14 properties of the 26 Property Portfolio to close in additional phases over the next few weeks. The Registrant expects to fund the additional phases of the 26 Property Portfolio with a combination of proceeds from the Preferred Equity Investment, additional issuances of Preferred Units and additional draws under the KeyBank Facility.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Real Estate Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before April 16, 2015 by amendment to this Form 8-K.

(b) Pro forma financial information.

See paragraph (a) above.

(d) Exhibits.

None.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST II, INC.

Date: February 4, 2015	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President, Chief Financial Officer and Treasurer